UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2010

FAR EAST ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 598-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2010, Far East Energy Corporation (the “Company”) entered into the Sixth Amendment (the “Amendment”) to the Amended and Restated Employment Agreement, effective December 23, 2004, between the Company and Michael R. McElwrath, the Chief Executive Officer of the Company (the “Agreement”).  The Amendment extended the term of the Agreement from October 13, 2012 to October 13, 2013, unless sooner terminated in accordance with the terms thereof, and eliminated Mr. McElwrath’s guaranteed minimum bonus, which had previously been set at $20,000 for every six months.  Under the Agreement, as amended by the Amendment, Mr. McElwrath will be eligible to receive, but will not be guaranteed, performance bonuses payable on or before the 13th day of October and April of each year, in such amounts and with the performance criteria to be established by the Compensation Committee of the Company in discussions with Mr. McElwrath.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description

10.1	Sixth Amendment to Amended and Restated Employment Agreement dated December 7, 2010 between Far East Energy Corporation and Michael R. McElwrath.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 13, 2010

Far East Energy Corporation

By:	/s/ Bruce N. Huff
Bruce N. Huff
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1	Sixth Amendment to Amended and Restated Employment Agreement dated December 7, 2010 between Far East Energy Corporation and Michael R. McElwrath.